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                                                            EXHIBIT 10.27


                         EXECUTIVE SEVERANCE AGREEMENT
                         -----------------------------

  This Agreement (the "Agreement") is made as of the    day of    , 1995, among
Eli Lilly and Company, an Indiana corporation (the "Company"), Integrated
Medical Systems, Inc. ("IMS") and               ("Employee").

  WHEREAS, the Employee is an employee of IMS;

  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of August 2, 1995, to which the Company, IMS and Trans-IMS Corporation are parties (the "Merger Agreement"), the Company or a subsidiary of the Company has on the date hereof acquired, or will on the Effective Date (as such term is defined in the Merger Agreement, the "Effective Date") acquire, all of the issued and outstanding common stock of IMS;

  WHEREAS, it is a condition to the obligations of IMS under the Merger Agreement that, on or before the Effective Date, the Company has offered to enter into an agreement with the Employee substantially in the form hereof; and

  WHEREAS, the Company desires to encourage the Employee to continue in the employ of IMS following the Effective Date.

  NOW, THEREFORE, to satisfy its obligations under the Merger Agreement and to induce Employee to remain in the employ of IMS, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, IMS and Employee hereby agree as follows.

1. Definitions
   -----------
             (i) "Cause," when used in connection with the termination of Employee's employment with IMS by IMS, shall mean:
                    (a) the willful and continued failure by Employee to perform his duties and obligations to IMS;
                    (b) the willful engaging by Employee in fraud or

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dishonesty in connection with the performance of Employee's duties and obligations to IMS;

     (c) the conviction of the Employee for, or plea of guilty or nolo
                                                                  ----
contendere to, a charge of commission of a felony or a crime involving moral
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turpitude; or

     (d) the material breach by the Employee of any employment, confidentiality or other agreement with IMS or any applicable policies or procedures established by IMS for its employees.

     For purposes of this definition, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his action or omission was in the interests of IMS or the Company.

     (ii) "Contract Period" shall mean the one year period commencing on the Effective Date.

     (iii) "Good Reason," when used with reference to a termination by Employee of his employment with IMS shall mean:

     (a) a reduction by IMS of Employee's base salary as in effect on the date hereof;

     (b) a change in Employee's principal work location such that the Employee is no longer within a reasonable commuting distance from his residence, excluding required travel on IMS's business to an extent substantially consistent with Employee's business travel obligations prior to the date hereof;

     (c) a reduction by IMS in the aggregate level of pension and welfare benefits within the meaning of sections 3(2) and 3(1), respectively, of ERISA, and flexible spending arrangements within the meaning of section 125 of the Internal Revenue Code as provided to the Employee from the level in effect on the date hereof;

     (d) the failure by the Company to obtain an assumption of the obligations of the Company under this Agreement by any successor in interest to the Company; or

     (e) any termination of Employee's employment by IMS during the Contract Period which is not effected pursuant to the requirements of this Agreement.

  (iv) "Termination Date" shall mean the effective date as
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provided hereunder of the termination of Employee's employment with IMS.

  (v) "Without Cause" shall mean (1) any termination by IMS of Employee's employment with IMS which is not a termination of employment for Cause, or (2) any termination by Employee of his employment with IMS for Good Reason.

2. Application of Agreement
   ------------------------

  This Agreement shall apply only to a termination of the employment of Employee with IMS pursuant to a written notice of intent to terminate given during the Contract Period. This Agreement shall not apply if Employee's employment with IMS is terminated by reason of Employee's death or disability.

3. Termination of Employment of Employee By IMS During the Contract Period
   ------------------------------------------------------------------------

  (i) During the Contract Period, IMS shall have the right to terminate Employee's employment with IMS for Cause or Without Cause by following the procedures hereinafter specified.

  (ii) Employee may not be terminated for Cause until a notice of intent to terminate Employee's employment for Cause, specifying the particulars of the conduct of Employee forming the basis for such termination, is given to Employee. Termination of Employee's employment for Cause shall become effective at such date as is stated in the notice of termination.

  (iii) IMS shall have the absolute right to terminate Employee's employment Without Cause at any time. Termination of Employee's employment Without Cause shall be effective at such date as is stated in the notice specifying that such termination is Without Cause.

  (iv) Upon a termination of Employee's employment for Cause or upon death or disability, Employee shall have no right to receive any compensation or benefits hereunder. Upon a termination of Employee's employment Without Cause, Employee shall be entitled to receive the benefits provided in Section 5 hereof.
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4. Termination of Employment by Employee During Contract Period
   -------------------------------------------------------------

  During the Contract Period, Employee shall be entitled to terminate his employment with IMS and, if such termination is for Good Reason, to receive the benefits provided in Section 5 hereof. Upon a voluntary termination of Employee's employment by Employee without Good Reason, Employee shall have no right to receive any compensation or benefits hereunder. Employee shall give IMS notice of voluntary termination of employment, which notice need specify only Employee's desire to terminate his employment and, if such termination is for Good Reason, set forth in reasonable detail the facts and circumstances claimed by Employee to constitute Good Reason. The termination of Employee's employment with IMS by Employee pursuant to this Section 4 shall be effective five (5) business days after Employee gives notice thereof to IMS, except that IMS, solely at its option, may upon written notice to Employee designate an earlier effective date.


5. Benefits Upon Termination in Certain Circumstances
   ---------------------------------------------------

  Upon the termination during the Contract Period of the employment of Employee with IMS by IMS pursuant to Section 3(iii) hereof or by Employee for Good Reason pursuant to Section 4 hereof, the Company shall pay, or shall cause IMS to pay, the Employee his base salary for a period of one year from the Termination Date at a rate equal to the highest rate of base salary in effect for the Employee from the Effective Date through the date of such termination. Such base salary shall be paid in accordance with IMS's customary payment practices and subject to any and all applicable tax withholding requirements.

  Employee shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise. The amount of any payment provided for in this Section 5 shall not be reduced by any compensation or other amounts paid to or earned by Employee as the result of employment with another employer after the Termination Date or otherwise. Notwithstanding the foregoing, the benefits provided for in this Section 5 shall be reduced by the amount of any severance pay that Employee receives from IMS.

   The Company's obligation to pay Employee the amount provided for hereunder shall be absolute and unconditional and shall not
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be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or IMS may have against him or anyone else. All amounts payable by the company hereunder shall be paid without notice or demand.

6. Non-Competition
   ---------------
  Employee agrees not to compete with IMS in the business of medical communication networks for the purpose of transporting information and messages between healthcare providers and payors anywhere in the United States during the year following the Termination Date during which Employee is receiving payments pursuant to Section 5 hereof. The employee further agrees not to solicit the business of IMS's customers, or to solicit employees of IMS to leave IMS during the year following the Termination Date during which Employee is receiving payments pursuant to Section 5 hereof.

7. Successors: Binding Agreement
   -----------------------------
  (i) This Agreement shall be binding on the Company and any successor to its business and/or assets.

  (ii) This Agreement is personal to Employee and Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person, except that this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees or beneficiaries.

8. Modification: Waiver
   --------------------
  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing by the parties hereto. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach or, or failure to comply with, any other provision of this Agreement.
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9. Notice
   ------

  All notices, requests, demands and other communications required or permitted to be given by party to any other party by this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requests, postage prepaid, at the address of the other party, as follows:

   If to the Company or IMS, to:

   If to Employee, to:

or to such other address as either party hereto may furnish to the other.

11. Severability
    -----------
  If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Headings
    --------
  The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

13. Counterparts
    ------------
  This Agreement may be executed in several counterparts, each of which shall be deemed an original.

14. Governing Law
    -------------
  This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of
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[Colorado]

15. Entire Agreement
    ----------------


  This Agreement supersedes any and all other oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided, that,
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this Agreement shall not supersede or limit or in any way affect any rights
Employee may have under any IMS employee benefit plan, program or arrangement.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ELI LILLY AND COMPANY                       INTEGRATED MEDICAL SYSTEMS, INC.

By:_______________________                  By:___________________

Date:_____________________                  Date:__________________


By:_______________________
    [Name of Employee]

Date:_____________________